Norfolk Southern Corporation, Three Commercial Place, Norfolk, Va. 23510

FOR IMMEDIATE RELEASE

Norfolk Southern announces leadership and organizational changes

NORFOLK, Va., June 1, 2020 – Norfolk Southern Corporation (NYSE: NSC) today announced that John Scheib is stepping down as executive vice president and chief strategy officer, effective June 1.

In conjunction with this change, the company also announced several organizational enhancements. Functions within the Service Optimization and Customer Engagement Division, which include Strategic Planning, Network Planning and Optimization, and Customer Operations, will be integrated into the Finance, Operations, and Marketing divisions, respectively.

“With our strategic plan firmly established and producing results ahead of schedule, now is a good time for me to start a new chapter,” Scheib said. “It’s been a privilege to be part of Norfolk Southern’s successful transformation, as chief strategy officer and before that as chief legal officer, and work alongside the best employees in the industry.”

Norfolk Southern Chairman, President and CEO James A. Squires said, “With John’s leadership, our team has driven significant improvements in efficiency and service through our TOP21 operating plan. On behalf of our board and management team, I thank John for his many contributions to Norfolk Southern during his 15 years with the company.”

The company will integrate the strategy and operations functions previously led by Scheib into the business, creating efficiencies and closer alignment among teams.

•	The Strategic Planning Department will move to the Finance Division under the leadership of Mark George, executive vice president and chief financial officer. This move aligns strategic planning with the newly created Financial Planning and Analysis group, further strengthening the company’s capabilities for rigorous analysis, robust metrics, and systematic competitive benchmarking.

•	The Network Planning and Optimization Department, which played an integral role in developing and successfully rolling out the TOP21 operating plan, will become part of the Operations Division. The team will continue to identify and drive operating efficiencies under the leadership of Michael Wheeler, executive vice president and chief operating officer.

•	The Customer Operations Department will become part of the Marketing Division under Alan Shaw, executive vice president and chief marketing officer. This more closely aligns the groups that proactively engage with customers, enhancing the company’s ability to deliver a best-in-class experience and exceptional customer service.

“This new structure positions Norfolk Southern for continued success as a faster, smarter, and more resilient company,” Squires said. “We are achieving further cost savings, enhancing collaboration, and increasing operational efficiency, all while maintaining superior customer service.”

About Norfolk Southern

Norfolk Southern Corporation (NYSE: NSC) is one of the nation’s premier transportation companies. Its Norfolk Southern Railway Company subsidiary operates approximately 19,500 route miles in 22 states and the District of Columbia, serves every major container port in the eastern United States, and provides efficient connections to other rail carriers. Norfolk Southern is a major transporter of industrial products, including chemicals, agriculture, and metals and construction materials. In addition, the railroad operates the most extensive intermodal network in the East and is a principal carrier of coal, automobiles, and automotive parts.

Forward-looking statements

This news release contains forward-looking statements that may be identified by the use of words like “believe,” “expect,” “anticipate,” “estimate,” “plan,” “consider,” “project,” and similar references to the future. Forward-looking statements reflect our good-faith evaluation of information currently available. These forward-looking statements are subject to a number of risks and uncertainties, and our actual results may differ materially from those projected. Please refer to our annual and quarterly reports filed with the SEC for a full discussion of those risks and uncertainties we view as most important. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. We undertake no obligation to update or revise forward-looking statements.

Media Inquiries:

Media Relations, 404-420-4444 (media.relations@nscorp.com)

Investor Inquiries:

Pete Sharbel, 470-867-4807 (peter.sharbel@nscorp.com)

http://www.norfolksouthern.com

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